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                                                                      Exhibit 21
                                                                      ----------

                             LIST OF SUBSIDIARIES
                             --------------------



                                                       Jurisdiction of
Name of Subsidiary                                      Incorporation
------------------                                     ---------------

St. Paul Federal Bank for Savings                        United States

Annuity Network, Inc.                                         Illinois

St. Paul Financial Development Corporation                    Illinois

Custom Source Realty Corporation (a)                          Illinois

St. Paul Service, Inc. (b)                                    Illinois

St. Paul Securities, Inc. (b)                                 Illinois

Community Finance Corporation (b)                             Illinois

Managed Properties, Inc. (b)                                  Illinois

MPI Illinois, Inc. (b)                                        Illinois

EFS/San Diego Service Corporation (b)                         Illinois

EFS Service Corporation (b)                                   Illinois

Investment Network, Inc. (c)                                  Illinois

Investment Network Advisors, Inc. (d)                         Illinois



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(a)  Subsidiary of St. Paul Financial Development Corporation.
(b)  Subsidiary of St. Paul Federal Bank For Savings.
(c)  Subsidiary of St. Paul Securities, Inc.
(d)  Subsidiary of Investment Network, Inc.